Exhibit 99.1

Vivint Announces Intention to Offer New Senior Secured Notes

Provo, UT – May 17, 2016 – APX Group Holdings, Inc. (the “Company”), announced that its wholly-owned subsidiary, APX Group, Inc. (the “Issuer”), intends, subject to market and other conditions, to offer $350,000,000 aggregate principal amount of its Senior Secured Notes due 2022 (the “Notes”) in a private placement. The Issuer intends to use approximately $140.0 million of the net proceeds from the Notes offering to reduce existing indebtedness, which may include the Issuer’s outstanding 6.375% Senior Secured Notes due 2019 and/or 8.875% Senior Secured Notes due 2022. Such repurchases may be effected through privately negotiated or open market transactions, by tender offer or otherwise. The Issuer intends to use the remaining net proceeds for general corporate purposes, which may include temporary repayment of borrowings under the Issuer’s existing revolving credit facility. No assurances may be given that these transactions will be completed on the timeline, in the amount, or on the terms presently contemplated by the Company or at all.

The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Notes may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered, by the initial purchasers, only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S.

This press release is being issued pursuant to Rule 135(c) under the Securities Act, and it is neither an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward Looking Statements

This press release includes certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, our plans, strategies and prospects, both business and financial. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of this date hereof. You should understand that various important factors, including those discussed in “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2015 (the “10-K”), and other reports filed with the Securities Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are available on the SEC’s website at www.sec.gov, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether a result of new information, future events, or otherwise.